                    INCORPORATED UNDER THE LAWS
                     OF THE STATE OF DELAWARE

NUMBER                                                 SHARES
 MMG

                  METROMEDIA INTERNATIONAL GROUP, INC.

COMMON STOCK                                       CUSIP 591695 10 1
PAR VALUE $1                              SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Metromedia International Group, Inc. transferable on the books of the Corporation by the holder hereof in person by duly authorized Attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated
COUNTERSIGNED AND REGISTERED
SERVICES, LLC
                              TRANSFER AGENT
                               AND REGISTER

BY
                        AUTHORIZED SIGNATURE
                                SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER

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                    METROMEDIA INTERNATIONAL GROUP, INC.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST SHOULD BE MADE TO THE CORPORATION OR TO THE TRANSFER AGENT.

   The following abbreviations when used in the inscriptions on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common            UNIF GIFT MIN ACT_____-Custodian_____
TEN ENT-as tenants by the entireties                     (Cust)        (Minor)
JT TEN -as joint tenants with right of  under Uniform Gifts to Minors survivorship and not as tenant  Act___________________
        in common                               (State)

       Additional abbreviations may also be used though not in the above list.


For values received, ____________________ hereby sell, assign and transfer into


Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated__________________

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement of any changes whatever.

SIGNATURE(S) GUARANTEED:________________________________

The signature should be guaranteed by an equal guaranty or institution
(ie. bank, stockholders, loan associations and credit unions with membership in an approved signature guarantee medallion program) Pursuant to S.C.C. Rule 17AG-10